Exhibit 24.1
                     JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock, par value $.01 per share, of Penton Media, Inc., a Delaware corporation
("Penton"), dated October 2 , 2000, and any amendments thereto, executed by or on behalf of the undersigned, in accordance with and pursuant to the power of attorney set forth below or otherwise, is and shall be filed jointly on behalf of the undersigned, pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.
     This agreement may be executed in separate counterparts by each of the undersigned, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. It shall not be necessary that each of the undersigned sign any one counterpart.

                       POWER OF ATTORNEY
     The undersigned individuals hereby constitute and appoint King
W. Harris, Jerome Kahn, Jr., Jack Polsky, Michael Resnick and Edward
J. Schwartz and each of them individually, his true and lawful attorneys-in-fact and agents for him in his name, place and stead, to sign any and all initial filings on Schedule 13D under the Securities and Exchange Act of 1934, and any amendments thereto, relating to the securities of Penton and to file the same with the Securities and Exchange Commission and hereby grant to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof in connection with such filings. This power of attorney shall expire on December 31, 2010.

Dated: October 2, 2000


The Summer Fund

by:
    Jack Polsky, Vice President


The Sidney Barrows and June H. Barrows Foundation

By:  ____________________________________
     Jerome Kahn, Jr., Assistant Secretary


The David M. Wark and Mary Ann Barrows Wark Foundation

By:  ____________________________________
     Jack Polsky, as Secretary


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